Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of Scudder Advisor Funds on Form N-1A ("Registration Statement") of our reports dated February 24, 2005, February 24, 2005, February 24, 2005 and February 24, 2005, respectively, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of Tax Free Money Fund Investment, NY Tax Free Money Fund Investment, Treasury Money Fund Investment and Cash Management Fund Investment, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Registered Public Accounting Firm", "Financial Highlights" and "Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2005